HENDERSON, NELSON, WALSH, MORGAN & MOLOF
LEE S. MOLOF, ESQ.
Nevada Bar No. 00627
164 Hubbard Way, Suite B
Reno, Nevada  89502
(702) 825-7000

McDONALD, CARANO, WILSON, McCUNE,
  BERGIN, FRANKOVICH & HICKS
A.J. HICKS, ESQ.
Nevada Bar No. 001178
VALERIE COOKE SKAU, ESQ.
Nevada Bar No. 00783
241 Ridge St., 4th Floor
P.O. Box 2670
Reno, Nevada  89505
(702) 322-0635

HUGHES HUBBARD & REED
RITA M. HAEUSLER, ESQ.
MICHAEL P. BARBEE, ESQ.
350 South Grand Avenue, 36th Floor
Los Angeles, California  90071-3442
(213) 613-2800

Attorneys for Plaintiff

                  UNITED STATES DISTRICT COURT

                       DISTRICT OF NEVADA

FEDERAL DEPOSIT INSURANCE       )
CORPORATION, a corporation      )  Case No. CV-S-95-00679-PMP(LRL)
organized under the laws of the )
United States, acting in its    )
corporate capacity and as       )
successor and assignee of       )
EUREKABANK, f/k/a EUREKA        )
FEDERAL SAVINGS AND LOAN        )
ASSOCIATION,                    )
                                )
               Plaintiff,       )
                                )
     vs.                        )
                                )
JOHN B. ANDERSON and EDITH      )  ORDER APPOINTING RECEIVER AND
ANDERSON, individuals and       )  GRANTING INJUNCTIVE RELIEF
husband and wife, CEDAR         )
DEVELOPMENT CO., a Nevada       )
corporation; J.A., INC., a      )
Nevada corporation and J.B.A.   )
INVESTMENTS, INC., a Nevada     )
corporation,                    )
                                )
               Defendants.      )

     The Court, having considered the complaint (the "Complaint")

filed  in  this action, the Motion for Appointment of a Receiver,

the Memorandum of Points and Authorities, and Declarations of  R.

Michael  Flick  and John F. Stiepel in Support thereof  filed  by plaintiff  Federal  Deposit  Insurance  Corporation  ("FDIC")  as

Manager of the FSLIC Resolution Fund, as successor-in-interest to

Federal  Savings and Loan Insurance Corporation and as  successor and  assignee  of  EurekaBank, formerly known as  Eureka  Federal

Savings  and Loan Association, and having considered any and  all points  and  authorities and declarations filed in opposition  to

the   Motion,   and   further  having  considered   and   entered

contemporaneously herewith the Stipulation And Order  For:  Entry of  Order Appointing Receiver and for Injunctive Relief, and  for

Entry of Consent Judgment ("Stipulation And Order") entered  into by  and  between  the FDIC, John B. Anderson and Edith  Anderson,

individuals  and  as  husband  and wife  ("Anderson")  and  Cedar

Development,  Co.,  a  Nevada corporation, J.A.  Inc.,  a  Nevada corporation,  and J.B.A. Investments, Inc., a Nevada  corporation

("Anderson    Parties"),   and   having    made    and    entered

contemporaneously  herewith Findings of Fact and  Conclusions  of

Law,  and there being no just reason for delay, the Court directs entry of the following Order:

     IT IS THEREFORE ORDERED, ADJUDGED AND DECREED that:

                     APPOINTMENT OF RECEIVER

     1.   Ronald L. Durkin, C.P.A., of Neilsen, Elggren, Durkin & Co.

is hereby appointed the receiver ("Receiver").

     2.   The Receiver is, subject to the terms of the Stipulation And

Order,  a copy of which is attached hereto (without exhibits)  as

Exhibit  "A",  and  is  incorporated herein  by  this  reference,

authorized  and  hereby  directed  to  take  into  his  immediate custody,  control and possession the following  assets  or  their proceeds, (collectively referred to hereinafter as the "UCC-1 AND

REAL ESTATE ASSETS"), until further order of this Court:

          (a)  Receivables and Related Contracts described in the Anderson

Security  Agreement, a true and correct copy of which is attached to  the  Complaint as Exhibit 3 and incorporated herein  by  this reference, (DCA paragraph 2.05(a));

          (b)  Bank Accounts described in the Anderson Security Agreement;

          (c)  Personal Property described in the Anderson Security

Agreement;

          (d)  All proceeds of the collateral described in the Anderson

Security Agreement;

          (e)  The real property described in the Stationhouse Deed of

Trust, a true and correct copy of which is attached to the

Complaint as Exhibit 7 and incorporated herein by this reference,

(DCA paragraph 2.05(h));

          (f)  Personal Property described in the J.A. Security Agreement,

a true and correct copy of which is attached to the Complaint as

Exhibit 8 and incorporated herein by this reference, (DCA

paragraph 2.05(i));

          (g)  Inventory described in the J.A. Security Agreement;

          (h)  Receivables and Related Contracts described in the J.A.

Security Agreement;

          (i)  Assigned Agreements described in the J.A. Security

Agreement;

          (j)  Pledged Debt described in the J.A. Security Agreement;

          (k)  Bank Accounts described in the J.A. Security Agreement;

          (l)  All proceeds of the collateral described in the J.A.

Security Agreement; and

          (m)  Any and all other personal property assets of the Andersons.

     3.   FDIC shall retain possession of the following assets or

their  proceeds,  (collectively referred to  hereinafter  as  the

"CERTIFICATED  SECURITY ASSETS"), until  further  order  of  this

Court:

          (a)  The Andersons' partnership interest in Rancho Murieta

Investors described in the Anderson Pledge Agreement, a true  and correct  copy of which is attached to the Complaint as Exhibit  4

and   incorporated  herein  by  this  reference  (DCA   paragraph

2.05(b));

          (b)  The stock of Pine Tree Properties, Inc. described in the

Anderson Pledge Agreement;

          (c)  The stock of California Dehydrating Company, Inc. described in the Anderson Pledge Agreement;

          (d)  The stock of JB Dusters, Inc. described in the Anderson

Pledge Agreement;

          (e)  The stock of Fat City Feed Lot, Inc. described in the

Anderson Pledge Agreement;

          (f)  The stock of Cedar Development described in the Anderson

Pledge Agreement;

          (g)  The stock of Baby Grand described in the Cedar Development

     Pledge Agreement, a true and correct copy of which is attached to the  Complaint as Exhibit 5 and incorporated herein by  this reference (DCA paragraph 2.05(f));

          (h)  The stock of J.B.A. Investments described in the Cedar

Development Pledge Agreement;

          (i)  The stock of J.A., Inc. described in the Cedar Development

Pledge Agreement;

          (j)  All after-acquired shares of and distributions in respect of the Baby Grand stock, J.B.A. Investments stock, and J.A., Inc.

stock described in the Cedar Development Pledge Agreement;

          (k)  The 3,400,000 shares of Dunes stock described in the J.B.A.

Pledge Agreement, a true and correct copy of which is attached to the Complaint as Exhibit 6 and incorporated herein by this

reference (DCA paragraph 2.05(g));

          (l)  All after-acquired shares of and distributions in respect of the Dunes stock described in the J.B.A. Pledge Agreement.

     4.   The receiver is authorized and hereby directed to collect

the  rents,  issues and profits from the UCC-1  AND  REAL  ESTATE

ASSETS.

     5.   The Receiver may inspect, copy and take into his possession whatever books, records, other "writings" or "recordings" as defined in Fed. R. Evid. 1001, other than the stock certificates or partnership interest documents themselves, which evidence, relate or refer to the UCC-1 AND REAL ESTATE ASSETS or the

CERTIFICATED SECURITY ASSETS which will aid him in the exercise of his duties as receiver ("ENJOINED RECORDS"). The ENJOINED

RECORDS shall not include any written materials which would fall within the scope of the attorney work-product privilege or the attorney-client privilege.

     6.   The Receiver shall assume all of the rights of management

and control, other than as set forth in Paragraph 3, incident to the ownership of any stock, partnership or other business or property interest included among the UCC-1 AND REAL ESTATE ASSETS and the CERTIFICATED SECURITY ASSETS, including, but not limited to,

          (a)  the right to vote such stock, partnership or other interest for  all purposes without the transfer thereof into his own name;

and

          (b)  where the stock, partnership or other business or property interest includes a controlling interest in a corporation,

partnership or other business or property, the right to manage and control such corporation, including any subsidiaries or

affiliates, partnership or other business or property, including the right to remove or replace any or all directors, officers,

agents or employees of such corporation, including any

subsidiaries or affiliates, partnership or other business,

consistent with otherwise applicable state law, including, but not limited to, Nevada gaming laws, regulations and any license conditions.

     7.   The Receiver shall sell the UCC-1 AND REAL ESTATE ASSETS and the  CERTIFICATED SECURITY ASSETS pursuant to the power  of  sale contained in the Security Documents.

     8.   The Receiver shall have the right and duty to apply the

proceeds from the rents, issues and profits and sale of the UCC-1

AND REAL ESTATE ASSETS and the CERTIFICATED SECURITY ASSETS to

the Receiver's and FDIC's costs and expenses of collection,

including reasonable attorneys' fees, as permitted and required by the DCA and Security Documents, to prior liens, to the accrued interest and then to the principal amount of the debt owed to

FDIC.

     9.   The Receiver shall enforce the Judgment and California

Sister-State Judgment described in the Complaint by using the

Court's process and the process of United States District Courts in other judicial districts to execute and levy on the Andersons'

assets and shall apply the proceeds of such execution and levies to the expenses of collection, to prior liens, to the accrued interest and then to the principal amount of the debt owed to

FDIC.

     10.  The Receiver shall forthwith file this Order with the Clerks of the United States District Court of the judicial districts in which any property or asset owned by the Andersons is or may be located.

     11.  The Receiver is authorized to divert, take possession of,

and screen the mail of Cedar Development, J.A., Inc., and J.B.A.

Investments, Inc. and any of their subsidiaries or affiliates.

The Receiver is further authorized to effect a change in the rights to use any and all post office boxes used by Cedar

Development, J.A., Inc., and J.B.A. Investments, Inc. and any of

their subsidiaries or affiliates.

     12.  The Receiver shall file with this Court periodic reports of the progress of the liquidation of the collateral granted by the

Defendants and the enforcement of the Judgment and California sister-state judgment.

     13.  The Receiver may institute, prosecute, compromise, adjust,

intervene in, resist, defend or become a party to all suits,

actions, and proceedings at law or in equity, as may in the

Receiver's opinion be advisable or necessary to preserve the value of the Defendants' assets for FDIC.

     14.  The Receiver may employ counsel to assist the Receiver in the performance of his duties.

     15.  The Receiver may engage and employ accountants,

investigators and other experts and such other persons including clerical personnel to perform such tasks as may be necessary to aid the Receiver in the performance of his duties.

     16.  The Receiver shall have all other powers, rights and

authority customarily exercised by equity receivers, except as noted hereinabove.

     17.  The Receiver and any attorney, accountant and any other persons employed by the Receiver as herein authorized shall be periodically paid such fees and expenses on application to the

Court, with notice to all parties hereto, as are approved and ordered by the Court. Such fees shall be paid from the assets and income of the receivership estate. FDIC shall have no liability for the payment at any time of any such fees or expenses.

     18.  The Receiver shall be entitled to enforce this Order and each of its provisions as a third party beneficiary, and shall have the rights of a judgment creditor, except as noted

hereinabove.

     19.  This Court retains jurisdiction to make and enter such further orders and decrees as are deemed necessary and

appropriate.

     IT IS FURTHER ORDERED, ADJUDGED AND DECREED that:



                           INJUNCTION

     I.    Defendants and their directors, officers,  direct  and

indirect  subsidiaries, affiliates, agents, servants,  employees,

representatives, successors, assigns, attorneys, and  persons  in active  concert or participation with them, who or which  receive actual notice of this order by personal service or otherwise (the

"ENJOINED  ANDERSON PARTIES"), and each of them, be,  and  hereby is, prohibited from directly or indirectly:

          A.   Wasting, dissipating, withdrawing, transferring, removing,

concealing  or  disposing of any or all of  the  UCC-1  AND  REAL

ESTATE ASSETS and the CERTIFICATED SECURITY ASSETS;

          B.   Destroying, altering, transferring, disposing of, mutilating or concealing, in any manner, any books, records, other

"writings" or "recordings" as defined in Fed. R. Evid. 1001 which evidence, relate or refer to any of the UCC-1 AND REAL ESTATE

ASSETS and the CERTIFICATED SECURITY ASSETS, until further order of this Court; and

          C.   Interfering with the possession of or management by the

Receiver of the property and assets owned, controlled or in the possession of any of the Defendants, the Receiver, or the receivership estate, or interfering with the Receiver, or with the jurisdiction of this Court over any of the Defendants, the

Receiver, and the assets of the receivership estate.

     II.  Any and all individuals, partnerships, firms, corporations and  other  persons, who or which receive actual notice  of  this order  by personal service or otherwise and who or which hold  or are  a  depository of any ENJOINED ASSETS or who  or  which  have possession,  custody  or  control of any  ENJOINED  RECORDS  (the

"ENJOINED  THIRD PARTIES"), be, and until further order  of  this

Court,  each  of  them  hereby  is, prohibited  from  destroying,

altering,  transferring, disposing of, mutilating  or  concealing such  ENJOINED  RECORDS, except that ENJOINED THIRD  PARTIES  are authorized  and hereby directed to transfer any and all  ENJOINED

ASSETS  to  the custody, control and possession of  the  Receiver appointed herein.

     III. Representatives of the FDIC and the Receiver appointed herein by, and they hereby are, allowed immediately to inspect and copy any and all ENJOINED RECORDS whether in the possession,

custody and control of ENJOINED ANDERSON PARTIES or ENJOINED

THIRD PARTIES, and such authority shall include the powers

granted the FDIC in paragraph 6.18 of the DCA. The Receiver is authorized to communicate to the FDIC any and all information obtained in the exercise of such authority. Nothing contained herein shall preclude the FDIC and/or the Receiver from, upon motion to the Court, requesting a termination of the stay

provisions contained in paragraphs 8 and 9 of the Stipulation And

Order, if the Court determines that Anderson or the Anderson

Parties, or any person or representative associated therewith (a)

has committed fraud with respect to or misappropriated any interests in the UCC-1 and REAL ESTATE ASSETS or the CERTIFICATED

SECURITY ASSETS, or (b) has violated any portion of the

Injunction contained herein. Nothing contained herein shall

preclude Anderson or the Anderson Parties from seeking emergency or other relief.

     IV.  Nothing in this Order limits the Enjoined Anderson Parties from operating or transacting business in the ordinary course, or from engaging in transactions to which the FDIC has given written consent.

     IT IS SO ORDERED.

     DATED this 12th day of September, 1995.

/s/                               /s/
LEE S. MOLOF, ESQ.                UNITED STATES DISTRICT JUDGE
HENDERSON, NELSON, WALSH,
MORGAN & MOLOF

McDONALD, CARANO, WILSON,
McCUNE, BERGIN, FRANKOVICH &
HICKS
A.J. HICKS, ESQ.
VALERIE COOKE SKAU, ESQ.

HUGHES HUBBARD & REED
RITA M. HAEUSLER, ESQ.
MICHAEL P. BARBEE, ESQ.

Attorneys for FDIC

APPROVED AS TO FORM AND CONTENT:


/s/
THOMAS F. KUMMER, ESQ.
KUMMER KAEMPFER BONNER & RENSHAW
Attorneys for Defendants